Exhibit 99.1

Contact:                 John L. Morgan

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 23, 2007)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 30, 2006 of $3,421,300 or $.57 per share diluted, compared to net income of $2,100,000 or $.33 per share diluted, in 2005.  The fourth quarter 2006 net income was $819,400, or $.14 per share diluted, compared to net loss of ($68,600), or ($.01) per share diluted, for the same period last year.  Revenues for the year were $27,370,500, up from $26,599,800 in 2005.

John Morgan, Chairman and Chief Executive Officer, stated, “The results of 2006 were held down by the continued expense of organically growing our two leasing companies:  Wirth Business Credit™ and Winmark Capital®.  We fully expect these two entities to grow and contribute in future years.  Our franchise business has, as always, been the foundation of our company thanks to the hard work of our franchisees and employees.”

Winmark Corporation creates, supports and finances business.  At December 30, 2006, there were 836 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet®, Music Go Round® and Wirth Business Credit™.  An additional 55 franchises have been awarded but are not open.  In addition, at December 30, 2006, the Company had loans and leases equal to $22.3 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 30, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$1,037,800	$2,947,700
Receivables, less allowance for doubtful accounts of $66,900 and $188,700	2,203,500	1,836,300
Investment in direct finance leases	5,777,400	1,478,200
Income tax receivable	812,700	620,500
Inventories	68,700	67,000
Prepaid expenses and other	1,435,100	785,700
Deferred income taxes	191,500	776,800
Total current assets	11,526,700	8,512,200
Long-term investment in leasing operations	12,474,000	5,492,400
Long-term investments	11,500,000	11,000,000
Long-term notes receivables, net	73,800	94,300
Property and equipment, net	573,500	448,600
Other assets, net	625,800	625,800
Deferred income taxes	832,300	375,400
	$37,606,100	$26,548,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$600,000	$—
Current renewable subordinated notes	3,239,600	—
Accounts payable	1,608,100	1,156,400
Accrued liabilities	2,029,700	1,435,900
Current discounted lease rentals	157,300	147,600
Rents received in advance	479,300	167,600
Current deferred revenue	1,116,100	829,100
Total current liabilities	9,230,100	3,736,600
Long-term renewable subordinated notes	12,138,600	-

Long-term discounted lease rentals	41,000	185,600

Long-term deferred revenue	441,400	339,600

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,657,042 and 6,049,037 shares issued and outstanding	550,000	3,840,500
Retained earnings	15,205,000	18,446,400

Total shareholders’ equity	15,755,000	22,286,900
	$37,606,100	$26,548,700

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
REVENUE:
Royalties	$4,891,600	$4,921,600	$19,212,100	$17,875,000
Merchandise sales	936,000	1,260,900	4,469,300	6,654,600
Leasing income	642,900	163,300	1,852,700	437,100
Franchise fees	265,000	307,500	1,245,700	1,052,500
Other	148,800	148,300	590,700	580,600
Total revenue	6,884,300	6,801,600	27,370,500	26,599,800

COST OF MERCHANDISE SOLD	904,700	1,040,600	4,283,300	5,505,800
LEASING EXPENSE	95,900	6,200	227,100	6,800
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,564,000	4,915,000	17,498,600	16,593,100
Income from operations	1,319,700	839,800	5,361,500	4,494,100
GAIN (LOSS) FROM EQUITY INVESTMENTS	250,000	(980,100)	250,000	(1,168,900)
GAIN ON SALE OF INVESTMENTS	—	9,600	—	27,000
INTEREST EXPENSE	(299,400)	—	(728,700)	-
INTEREST AND OTHER INCOME	120,700	79,000	867,300	303,100
Income (loss) before income taxes	1,391,000	(51,700)	5,750,100	3,655,300
PROVISION FOR INCOME TAXES	(571,600)	(16,900)	(2,328,800)	(1,555,300)
NET INCOME (LOSS)	$819,400	$(68,600)	$3,421,300	$2,100,000
EARNINGS (LOSS) PER SHARE - BASIC	$.15	$(.01)	$.59	$.35
EARNINGS (LOSS) PER SHARE - DILUTED	$.14	$(.01)	$.57	$.33
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,642,866	5,998,787	5,791,503	6,018,197
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,819,279	6,335,904	6,006,969	6,358,167